EXHIBIT 32

Section 906 Certification

Leslie H. Wexner, the Chairman and Chief Executive Officer, and Stuart B. Burgdoerfer, the Executive Vice President and Chief Financial Officer, of Limited Brands, Inc. (the “Company”), each certifies that, to the best of his knowledge:

(i)	the Quarterly Report of the Company on Form 10-Q dated September 10, 2007 for the period ending August 4, 2007 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner
Chairman and Chief Executive Officer

/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer

Date: September 10, 2007